UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 1, 2006


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)



         Nevada                  0-22011                      86-0760991
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    (State or other      (Commission File Number)           (IRS Employer
    jurisdiction of                                        Identification No.)
     incorporation)


2575 East Camelback Road, Ste. 450, Phoenix, AZ                   85016
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   (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (602) 508-0112
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         OTHER EVENTS

         On November 1, 2006, the Registrant announced that it initiated the process for U.S. chemical, manufacturing and control development of its fourth oral controlled-release generic drug candidate, SNG1004. The Registrant is developing three doses of SNG1004 (a, b and c), which represent a generic formulation of a branded drug with annualized U.S. sales in excess of approximately $1.5 billion. There currently is no approved generic for the oral controlled-release version of this drug. Concurrently, the Registrant plans to conduct pivotal studies in accordance with U.S Food and Drug Administration ("FDA") guidelines to confirm bioequivalency to the formulation and biostudies data previously conducted in India. Successful completion of development efforts are anticipated to result in the Company's filing of an Abbreviated New Drug Applications with the FDA.

         See Registrant's press release attached hereto as Exhibit 99.1.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

                99.1       Press Release, dated November 1, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: November 8, 2006

                                SYNOVICS PHARMACEUTICALS, INC.

                                By:      /s/ Ronald H. Lane
                                         -------------------------------------
                                Name:    Ronald H. Lane, PhD.
                                Title:   President and Chief Executive Officer